UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 29, 2014

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

LNB Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 29, 2014, for the purpose of considering and voting on the following proposals. The Company’s inspector of elections reported the vote of the Company’s shareholders as follows:

Proposal 1:  To elect four (4) directors to three-year terms expiring in 2017.

Nominees	For	Withheld	Broker Non-Votes

Frederick D. DiSanto	4,924,141	168,036	2,545,149
J. Martin Erbaugh	3,857,940	1,234,237	2,545,149
Terry D. Goode	3,700,607	1,391,570	2,545,149
James R. Herrick	3,720,540	1,371,637	2,545,149

Each of the nominees was elected.

Proposal 2:  To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year.

For	Against	Abstain	Broker Non-Votes

7,537,415	96,128	3,783	—

The proposal passed.

Proposal 3:  To approve, in a non-binding advisory vote, the Company’s executive compensation program as disclosed in the proxy statement relating to the annual meeting.

For	Against	Abstain	Broker Non-Votes

4,733,215	315,950	43,012	2,545,149

The proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	May 1, 2014	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer